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                                                                  EXHIBIT 7


                                        DEED

     THIS DEED made this 13th day of February, 1998, by and between REALM, INC., an Ohio corporation, party of the first part, GRANTOR, and MOUNTAINEER PARK, INC., a West Virginia corporation, party of the second part, GRANTEE;

     WITNESSETH:    That for and in consideration of the sum of One Dollar
($1.00), and other valuable consideration, the receipt of which is hereby duly acknowledged, the said parties of the first part do hereby grant and convey, with covenants of GENERAL WARRANTY, unto the said parties of the second part all their right, title, and interest, in and to the property described in:

     EXHIBIT A, attached hereto and incorporated herein as though more fully set forth.

     IN WITNESS WHEREOF, the said Realm, Inc., an Ohio corporation, by order of its Board of Directors, hath caused its corporate name to be hereunto subscribed by Robert Logan, its President, and its Corporate Seal, to be hereunto affixed this 13th day of February, 1998.

                              REALM, INC., an Ohio corporation


                              /s/ Robert Logan
                              --------------------------------------
                              By:  Robert Logan
                              Its: President

STATE OF WEST VIRGINIA
COUNTY OF HANCOCK, to-wit:

     I,            /s/           a Notary Public in and for the said County
       -------------------------
and State, do certify that Robert Logan for Realm, Inc., an Ohio corporation whose name is signed to the foregoing writing, bearing date the 13th day of February, 1998, has this day acknowledged the same before me to be the act and deed of said Corporation in the aforesaid County and State.

     Given under my hand this 13th day of February, 1998

                                       /s/
                              -----------------------------------
                              Notary Public

My Commission Expires:
                      ---------------------


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                       DECLARATION OF CONSIDERATION OF VALUE


     Under the penalties of fine and imprisonment, as provided by law, I hereby declare the total consideration paid for the property conveyed by the documents to which this declaration is appended is $240,000.00.

     Given under my hand this 13th day of February, 1998.


                         Grantor:  /s/ Realm, Inc.
                                   --------------------------
                         Address:
                                   --------------------------

                                   --------------------------



     The foregoing instrument was prepared by Sherrilyn D. Farkas, Attorney at Law, Chester, West Virginia 26034.